As filed with the Securities and Exchange Commission on June 30, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TRULIEVE CANNABIS CORP.
(Exact name of registrant as specified in its charter)

British Columbia	84-2231905
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
6749 Ben Bostic Road
Quincy, FL 32351
(850) 480-7955
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Kim Rivers
Chairman and Chief Executive Officer
Trulieve Cannabis Corp.
6749 Ben Bostic Road
Quincy, FL 32351
(850) 298-8866
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With a copy to:

Eric Powers, Esq. Trulieve Cannabis Corp. 6749 Ben Bostic Road Quincy, FL 32351 (850) 480-7955	Patrick J. Pazderka Fox Rothschild LLP City Center 33 S. Sixth Street, Suite 3600 Minneapolis, MN 55402 (612) 607-7000	Derek Siegel DLA Piper (Canada) LLP Bay Adelaide Centre - West Tower Suite 5100, 333 Bay Street Toronto, Ontario M5H 2R2 Canada (416) 365-3500
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement. If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Exchange Act. ☐

EXPLANATORY NOTE
This registration statement contains a prospectus which covers the offering, issuance and sale by us of the securities identified below from time to time in one or more offerings, which we are filing to provide us with flexibility in our future financing opportunities. The prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the prospectus will be specified in a prospectus supplement to the prospectus.

PROSPECTUS
TRULIEVE CANNABIS CORP.
Subordinate Voting Shares
Multiple Voting Shares
Debt Securities
Warrants
Rights
Units

We may offer and sell the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.
Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering, as well as the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.
We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities.
Our subordinate voting shares (“Subordinate Voting Shares”) are quoted on the Canadian Securities Exchange (“CSE”) under the symbol “TRUL” and on the OTCQX Best Market under the symbol “TCNNF.” The last reported sale price of our Subordinate Voting Shares on the CSE on June 27, 2025 was C$4.81 per share and on the OTCQX Best Market on June 27, 2025 was $3.52 per share.
Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 7 of this prospectus and any risk factors described in any applicable prospectus supplement and in the documents we incorporate by reference.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is June 30, 2025.

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ABOUT THIS PROSPECTUS
This prospectus is part of a “shelf” registration statement that we have filed with the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell, at any time, the shares in one or more offerings as described in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information” and “Information Incorporated By Reference.”
We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under the circumstances and in the jurisdictions where it is lawful to do so. The information contained in this prospectus or in any applicable free writing prospectus is current only as of the date of such prospectus, regardless of its time of delivery or any sale of Subordinate Voting Shares. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of these securities in any jurisdiction where such offer is not permitted.
Unless the context otherwise requires, the terms “Trulieve,”, "our company", "the Company", “we,” “us” and “our” in this prospectus refer to Trulieve Cannabis Corp. and its subsidiaries, and “this offering” refers to the offering contemplated by this prospectus.

SUMMARY
This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before investing in our Subordinate Voting Shares. You should read the following “Trulieve,” “our company,” “the Company,” “we,” “us” and “our” in this prospectus to refer to Trulieve Cannabis Corp. and its subsidiaries.
Overview
Trulieve is a vertically integrated cannabis company and multi-state operator with operations in nine states. Headquartered in Quincy, Florida, we are the largest cannabis retailer in the United States with market leading retail operations in Arizona, Florida, Georgia, Pennsylvania, and West Virginia. We are committed to delivering exceptional customer experiences through elevated service and high-quality branded products. We aim to be the brand of choice for medical and adult-use customers in all of the markets that we serve. The Company operates in highly regulated markets that require expertise in cultivation, manufacturing, and retail. We have developed proficiencies in each of these functional areas and are passionate about expanding access to regulated cannabis products through advocacy, education, and expansion of our distribution network.
All of the states in which we operate have developed programs to permit the use of cannabis products for medicinal purposes to treat specific conditions and diseases, which we refer to as medical cannabis. Recreational cannabis, or adult-use cannabis, is legal cannabis sold in licensed dispensaries to adults ages 21 and older. Thus far, of the states in which we operate, Arizona, Colorado, Connecticut, Maryland, and Ohio have launched programs permitting the sale of adult-use cannabis products. Trulieve operates its business through its owned subsidiaries which hold licenses in the states in which they operate.
As of March 31, 2025, we operated the following:

State	Number of Dispensaries	Number of Cultivation and Processing Facilities
Florida	161	5
Arizona	22	3
Pennsylvania	21	3
West Virginia	10	1
Georgia	6	1
Ohio	5	—
Maryland	3	1
Connecticut	1	—
Colorado	—	1
Total	229	15
Regional Hub Structure
Trulieve’s production, retail, and distribution areas are organized into regional hubs whereby teams and assets are aggregated in order to effectively pair national structure and support with localized operations tailored to each market. Trulieve has established cannabis operations in three hubs: Southeast, Northeast, and Southwest. Each of our three regional hubs are anchored by market leading positions in cornerstone states of Florida, Pennsylvania, and Arizona.
In Florida and Georgia, Trulieve cultivates, processes, and manufactures all cannabis products sold in our dispensaries. In other markets including Arizona, Maryland, Pennsylvania, and West Virginia, we have achieved varying percentages of vertical integration with cultivation and processing operations to support our retail and wholesale businesses. Our investments in vertically integrated operations in several of our markets afford us ownership of the entire supply chain, which mitigates third-party risks and allows us to completely control product quality and brand experience. Trulieve employs an in-house quality team as well as testing laboratories in select markets, both of which allow us to more tightly control product quality.
Cultivation and Manufacturing of Cannabis Products
Trulieve produces high quality cannabis flower and uses a variety of processes to transform biomass into products sold through our retail and wholesale distribution network. With a focus on replicable, scalable operations, we have developed design standards, standard operating procedures, and training protocols that are employed across cultivation sites to achieve a high level of consistency and quality. The modular nature of our standard designs enables quick and incremental additions to capacity where appropriate. In Florida, where demand is high enough to support larger scale production, our state-of-the-art 750,000 square foot automated indoor cultivation facility affords us greater flexibility on pricing, promotional cadence, and assortment by enabling production of high potency and high-quality products at lower costs.
We utilize various extraction techniques including supercritical ethanol extraction, carbon dioxide extraction, hydrocarbon extraction, and mechanical separation. We have invested in light hydrocarbon extraction, which typically offers higher yields than other extraction methods and allows for concentrates that preserve the natural ratios of cannabinoids, terpenes, and other target compounds to better replicate the flower experience. Ethanol extraction and carbon dioxide extraction techniques offer different benefits than hydrocarbon extraction and are each used for specific purposes, such as production of oil for use in manufactured goods and targeted extraction of specific compounds. In addition, we employ distillation, purification, and manufacturing technologies to further refine extracts and transform them into a wide variety of finished products.
Distribution of Branded Product through Branded Retail
Distribution of branded products through our branded retail locations is a core driver of our long-term strategy. We have developed and acquired a curated portfolio of our own branded retail products that we cultivate, manufacture and distribute in over 200 Trulieve retail locations. By providing customers with consistent high-quality products and outstanding experiences, we aim to garner a large and loyal customer base across our distribution network.
Trulieve brands include premium tier brands Avenue, Cultivar Collection, and Muse; mid-tier brands Alchemy, Modern Flower, Momenta, and Sweet Talk, and value tier brands Co2lors, and Roll One. Established relationships with brand partners allow for the sale of partner-branded products in select markets and retail locations, providing our customers with access to a greater variety and specialty brands. Brand partnerships include arrangements with Alien Labs, Bellamy Brothers, Binske, Black Buddha, Black Tuna, Blue River, Connected, DeLisioso, Khalifa Kush, Love’s Oven, Miami Mango, Moxie, Redemption Cannabis, Seed Junky and Sunshine Cannabis.
In February 2025, we launched a new line of premium THC beverages called Onward. These are Farm bill compliant non-alcoholic beverages made in the United States using naturally derived THC and CBD. These beverages are available online at drinkonward.com and in select liquor retail locations in Florida.
Customer Experience
Since inception, Trulieve has prioritized creating exceptional customer experiences, developing the business to center around the Trulieve philosophy of “Customers First”. This customer-centric approach permeates our culture and informs strategic decision making.
Our goal is to foster brand loyalty by providing customers with industry-leading branded products and superior service in an appealing, approachable setting. We accomplish this by creating and reinforcing positive customer experiences. Customer feedback informs our approach across all aspects of the customer journey including products, service, and messaging. We track various metrics including overall satisfaction, net promoter, and customer effort scores. We employ and continuously refine numerous training programs to provide our associates with the resources they need to deliver outstanding customer experiences across the entire Trulieve platform. We offer specialized management training and incentives to reward positive outcomes so there is continuous reinforcement of customer experience best practices.

Marketing Strategies
Trulieve’s marketing strategies are tailored to address the unique attributes of the markets in which we operate. Generally, in markets where we serve medical patients, our messaging centers around education and outreach for physicians and medical patients. Our educational materials are designed to help physicians understand cannabinoid science, the high standards pursuant to which our plants are cultivated, the processes required for regulatory compliance, and how our products provide relief for their patients. Patients primarily learn about us through their physicians, patient-centric community events, and digital marketing. We regularly participate in outreach and community events. An engaged audience is captured through our digital content marketing and via multiple popular social media platforms.
We regularly engage with various communities who may benefit from cannabis, such as veterans, seniors, organizations that serve qualifying populations, and various health and wellness groups. Search engine optimization of our website also captures potential customers researching the benefits of cannabis, which offers another pathway to informative materials about cannabis, our products and how to legally access them.
In adult-use markets, marketing efforts aim to attract customers with varying levels of awareness of cannabis and Trulieve. We continue to delineate and refine our understanding of various customer personas, which factors such as location, products and pricing attract and retain customers, and which incentives are effective in driving specific outcomes. Connecting with a broader audience requires different strategies that inspire, tap into relevant cultural moments in their lives, build community as well as educate customers on our products’ uniqueness versus our competitors.
We understand each consumer has unique communication preferences and capabilities. As such, we engage with customers and physicians through a variety of methods including email, text, social media and online chat. In select markets we offer various purchase options, including phone ordering, online ordering, home delivery, and in-store. In all markets, Trulieve offers a customer rewards program featuring fully stackable and portable points as appropriate within existing regulatory frameworks.
Investments in Infrastructure and Technology
We have made significant investments in developing and deploying technology and data platforms designed to support scaled operations and growth in customers served and units sold. Through our customer data platform, we can analyze data to discern customer preferences, patterns, and trends which inform our product mix and allocation, promotional strategies, and outreach. Investments in our enterprise-grade platforms enable greater sophistication across production, retail, and wholesale operations and numerous support functions including accounting and finance, human resources, legal and compliance. We believe infrastructure and data capabilities are prerequisites for long term success in an increasingly competitive and integrated commerce environment.
History of the Company
Trulieve Cannabis Corp. (formerly Schyan Exploration Inc.) was incorporated under the Business Corporations Act (Ontario) on September 17, 1940. It changed its name from “Bandolac Mining Corporation” to “Schyan Exploration Inc. / Exploration Schyan Inc.” on October 29, 2008.
On September 19, 2018, in connection with the Transaction (as defined below), Schyan Exploration Inc. / Exploration Schyan Inc. filed Articles of Amendment under the Business Corporations Act (Ontario) to (i) effect the name change from “Schyan Exploration Inc. / Exploration Schyan Inc.” to “Trulieve Cannabis Corp.”, (ii) re-designate all of the then issued and outstanding common shares of the Company into Subordinate Voting Shares, on the basis that each one issued and outstanding common share was re-designated into one Subordinate Voting Share, and (iii) increase the authorized capital of the Company by creating two new classes of shares, an unlimited number of Super Voting Shares and an unlimited number of Multiple Voting Shares.
On September 19, 2018, in connection with the Transaction, Trulieve Cannabis Corp. continued into the Province of British Columbia as a corporation under the Business Corporations Act (British Columbia) and consolidated its issued and outstanding Subordinate Voting Shares on the basis of one post-consolidation share for every 80.94486 pre-consolidation shares.
On September 21, 2018, Trulieve Cannabis Corp. completed the Transaction and acquired all of the securities of Trulieve, Inc. ("Trulieve US") by way of a plan of merger (the "Transaction"). Pursuant to the Transaction, a wholly-owned subsidiary of Trulieve Cannabis Corp. created to effect the Transaction merged with and into Trulieve US and Trulieve US became a wholly-owned subsidiary of Trulieve Cannabis Corp. In addition and in connection with the Transaction, 10,927,500 issued and outstanding subscription receipts of Trulieve US were exchanged for 10,927,500 Subordinate Voting Shares (3,573,450 of which Subordinate Voting Shares were immediately converted into 35,734.50 Multiple Voting Shares), 548,446 broker warrants of Trulieve US were exchanged for 548,446 broker warrants to purchase Subordinate Voting Shares at an exercise price of C$6.00, and 8,784,872 compensation warrants of Trulieve US were exchanged for 8,784,872 compensation warrants to purchase Subordinate Voting Shares at an exercise price of C$6.00. As a result of the Transaction, Trulieve Cannabis Corp. met the CSE listing requirements and the Subordinate Voting Shares commenced trading on the CSE under the symbol “TRUL” on September 25, 2018.
The registered office of the Company is located at Suite 2700, The Stack, 1133 Melville Street, Vancouver, British Columbia, V6E 4E5. The head office is located at 6749 Ben Bostic Road, Quincy, Florida, 32351.
Inter-Corporate Relationships
Trulieve has three material subsidiaries, being Trulieve US, a Florida company, Trulieve Holdings, Inc. (“Trulieve Holdings”), a Delaware company, and Harvest Health & Recreation Inc. (“HHR”) a British Columbia company, all of which are directly wholly-owned by Trulieve. The board of directors and executive officers of Trulieve US, Trulieve Holdings and HHR are: Kim Rivers (director and president) and Eric Powers (director and secretary/treasurer).
Competitive Conditions and Position
The markets in which we operate are highly competitive markets with relatively high barriers to entry given the limited quantity of licenses available and the highly regulated nature of the cannabis industry. See “-Regulatory Overview” below for additional information regarding the impact of regulation on our business. We compete directly with cannabis producers and retailers within single-state operating markets, as well as those that operate across several U.S. state markets.
The vast majority of both manufacturing and retail competitors in our markets are localized businesses with operations in a single state market or regional players. Other multi-state cannabis operators compete directly in several of our operating markets. Aside from this direct competition, out-of-state operators that are sufficiently well-capitalized to enter those markets through acquisitions are also part of the competitive landscape. Similarly, as we execute on our regional hub strategy and expand across the U.S., operators in our future state markets will inevitably become direct competitors. Increased competition by larger and better financed competitors could materially affect our business, financial condition and results of operations.
We face additional competition from new entrants. If the number of consumers of medical and adult-use cannabis in our markets increases, the demand for products will increase and we expect that competition will become more intense as current and future competitors offer an increasing number of diversified products and engage in price competition. We expect to continue to invest in several areas, including customer experience, product innovation, scaled production, marketing and branding, and distribution network expansion. Trulieve may not have sufficient resources to maintain investments on a competitive basis, which could have a material adverse effect on our business, financial condition and operational results. The management team monitors developments in the fast-paced cannabis industry and adjacent industries to help us remain competitive.
We also compete indirectly with operators in the illicit market for cannabis and manufacturers and retailers of intoxicating hemp products.
With respect to competition, see the risk factors included in our most recent Annual Report on Form 10-K.

Seasonality
Our business operates year-round. Operations and sales trends in select markets do follow seasonal trends at various times of the year, providing seasonal impacts on sales in summer and winter months and increases from promotional activity around specific industry and holiday events including 4/20, 7/10, and Green Wednesday (the Wednesday before Thanksgiving).

RISK FACTORS
Investing in our Subordinate Voting Shares involves a high degree of risk. You should carefully consider and evaluate the risk factors included in our most recent Annual Report on Form 10-K, as may be updated by our subsequent filings under the Exchange Act that are incorporated by reference into this prospectus, including Quarterly Reports on Form 10-Q, together with the risk factors and other information contained in or incorporated by reference into any applicable prospectus supplement, before making an investment decision. The occurrence of any of these risks and uncertainties could harm our business, financial condition or results of operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and any prospectus supplement contains and incorporates by reference statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements” within the meaning of the “forward-looking” statements as defined in Section 27A of the Securities Act, Section 21E of the Exchange Act, the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the SEC, all as may be amended from time to time. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions (or the negative versions of such words or expressions), but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus and any prospectus supplement and in the documents incorporated by reference herein.
Forward-looking statements may relate to future financial conditions, results of operations, plans, objectives, performance or business developments. These statements speak only as of the date they are made and are based on information currently available and on the then-current expectations of the party making the statement and assumptions concerning future events, which are subject to a number of known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from that which was expressed or implied by such forward-looking statements, including, but not limited to, risks and uncertainties related to: the illegality of cannabis under federal law; the uncertainty regarding the regulation of cannabis in the U.S.; the effect of constraints on marketing our products; the risks related to the newness of the cannabis industry; the effect of risks due to industry immaturity; the risk we may not be able to grow our product offerings and dispensary services; the effect of risks related to material acquisitions, investments, dispositions and other strategic transactions; the effect of risks related to growth management; the effect of restricted access to banking and other financial services by cannabis businesses and their clients; the risks related to maintaining cash deposits in excess of federally insured limits; our ability to comply with potential future FDA regulations; the risks related to control over variable interest entities; the effects of risks related to any reclassification of cannabis or changes in U.S. controlled substance laws and regulations; the effect of restrictions under U.S. border entry laws; the effect of heightened scrutiny that we may face in the U.S. and Canada and the effect it could have to further limit the market of our securities for holders in the U.S.; our expectation that we will incur significant ongoing costs and obligations related to our infrastructure, growth, regulatory compliance and operations; the effect of a limited market for our securities for holders in the U.S.; our ability to locate and obtain the rights to operate at preferred locations; the effect of unfavorable tax treatment for cannabis businesses; the effect of taxation on our business in the U.S. and Canada; the higher risk of IRS audit; the effect of the lack of bankruptcy protections for cannabis businesses; the effect of risks related to being a holding company; our ability to enforce our contracts; the effect of intense competition in the cannabis industry; our ability to obtain cannabis licenses or to maintain such licenses; the risks our subsidiaries may not be able to obtain their required licenses; our ability to accurately forecast operating results and plan our operations; the effect of agricultural and environmental risks; our ability to adequately protect our intellectual property; the effect of risks of civil asset forfeiture of our property; the effect of risks related to ineffective internal controls over financial reporting; the effect of risks related to a material weakness in our internal control over financial reporting; our dependency on key personnel; the effect of product liability claims; the effect of risks related to our products; the effect of unfavorable publicity or consumer perception; the effect of product recalls; the effect of security risks related to our products and our information technology systems; the effect of risks related to misconduct by our service providers and business partners; the effect of risks related to labor union activity; potential criminal prosecution or civil liabilities under RICO; the effect of risks related to our significant indebtedness; our ability to obtain adequate insurance coverage; the effect of risks related to key utility services on which we rely; the possibility of no positive return on our securities; the effect of additional issuances of our securities in the future; the effect of sales of substantial amounts of our shares in the public market; volatility of the market price and liquidity risks on our shares; the lack of sufficient liquidity in the markets for our shares; and, the increased costs as a result of being a U.S. reporting company.

The forward-looking statements contained herein are based on certain key expectations and assumptions, including, but not limited to, with respect to expectations and assumptions concerning: (i) receipt and/or maintenance of required licenses and third party consents; and (ii) the success of our operations, are based on estimates prepared by us using data from publicly available governmental sources, as well as from market research and industry analysis, and on assumptions based on data and knowledge of this industry that we believe to be reasonable. However, although generally indicative of relative market positions, market shares and performance characteristics, such data is inherently imprecise. The current marijuana industry involves risks and uncertainties and are subject to change based on various factors. Although we believe that the expectations and assumptions on which such forward-looking statements are based are reasonable, undue reliance should not be placed on the forward-looking statements because no assurance can be given that they will prove to be correct. Since forward-looking statements address future events and conditions, by their very nature they involve inherent risks and uncertainties. Actual results could differ materially from those currently anticipated due to a number of factors and risks. These include, but are not limited to, the risks described above and other factors beyond our control, as more particularly described under the headings “Risk Factors” incorporated by reference into this prospectus from our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and contained in or incorporated by reference into any prospectus supplement and other matters described herein generally.
Consequently, all forward-looking statements made in this prospectus and any prospectus supplement are qualified by such cautionary statements and there can be no assurance that the anticipated results or developments will actually be realized or, even if realized, that they will have the expected consequences to or effects on us. The cautionary statements contained or referred to in this prospectus and any prospectus supplement should be considered in connection with any subsequent written or oral forward-looking statements that we and/or persons acting on our behalf may issue. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, other than as required by law.

USE OF PROCEEDS
We intend to use the net proceeds from any sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our amended and restated certificate of incorporation, which has been publicly filed with the SEC. See “Where You Can Find More Information” and “Information Incorporated by Reference.”
General
We are authorized to issue an unlimited number of Subordinate Voting Shares, an unlimited number of Multiple Voting Shares and an unlimited number of Super Voting Shares. The outstanding capital stock as of June 23, 2025 consists of: (i) 167,874,269 Subordinate Voting Shares, (ii) 23,226,386 Multiple Voting Shares and (iii) zero Super Voting Shares.
Subordinate Voting Shares
Voting Rights. Holders of the Subordinate Voting Shares are entitled to notice of and to attend any meeting of our shareholders, except a meeting of which only holders of another particular class or series of shares shall have the right to vote. At each such meeting holders of Subordinate Voting Shares shall be entitled to one vote in respect of each Subordinate Voting Share held.
Alteration to Rights of Subordinate Voting Shares. As long as any Subordinate Voting Shares remain outstanding, we may not, without the consent of the holders of the Subordinate Voting Shares by separate special resolution, prejudice or interfere with any special right attached to the Subordinate Voting Shares. A special resolution means either (a) a resolution approved by two-thirds of the votes cast on the resolution at a properly called meeting of the shareholders, or (b) a resolution approved in writing by all of the shareholders holding shares that carry the right to vote on the matter at a shareholders meeting. Special rights and restrictions of the Subordinate Voting Shares consist of the following special rights and restrictions included in Article 27 of the Articles and summarized herein: (i) Voting, (ii) Alteration to Rights of Subordinate Voting Shares, (iii) Dividends, (iv) Liquidation, Dissolution or Winding-Up, (v) Rights to Subscribe; Pre-Emptive Rights and (vi) Subdivision or Consolidation.
Dividends. Holders of Subordinate Voting Shares are entitled to receive as and when declared by the directors, dividends in cash or our property. No dividend will be declared or paid on the Subordinate Voting Shares unless we simultaneously declare or pay, as applicable, equivalent dividends (on an as-converted to Subordinate Voting Share basis) on the Multiple Voting Shares and Super Voting Shares.
Liquidation, Dissolution or Winding-Up. In the event of our liquidation, dissolution or winding-up, whether voluntary or involuntary, or in the event of any other distribution of our assets among our shareholders for the purpose of winding up our affairs, the holders of Subordinate Voting Shares are, subject to the prior rights of the holders of any shares ranking in priority to the Subordinate Voting Shares, entitled to participate ratably along with all other holders of Multiple Voting Shares (on an as-converted to Subordinate Voting Share basis), Subordinate Voting Shares and Super Voting Shares (on an as-converted to Subordinate Voting Share basis).
Rights to Subscribe; Pre-Emptive Rights. Holders of Subordinate Voting Shares are not entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of Subordinate Voting Shares, or bonds, debentures or other securities now or in the future.
Subdivision or Consolidation. No subdivision or consolidation of the Subordinate Voting Shares, Multiple Voting Shares or Super Voting Shares shall occur unless, simultaneously, the Subordinate Voting Shares, Multiple Voting Shares and Super Voting Shares are subdivided or consolidated in the same manner or such other adjustment is made so as to maintain and preserve the relative rights of the holders of the shares of each of the said classes.
Multiple Voting Shares
Voting Rights. Holders of Multiple Voting Shares are entitled to notice of and to attend at any meeting of our shareholders, except a meeting of which only holders of another particular class or series of shares have the right to vote. At each such meeting, holders of Multiple Voting Shares are entitled to one vote in respect of each Subordinate Voting Share into which such Multiple Voting Share could ultimately then be converted (100 votes per Multiple Voting Share based on the current conversion ratio).
Alteration to Rights of Multiple Voting Shares. As long as any Multiple Voting Shares remain outstanding, we may not, without the consent of the holders of the Multiple Voting Shares by separate special resolution, prejudice or interfere with any special right attached to the Multiple Voting Shares. In connection with the exercise of the voting rights relating to any proposed alteration of rights, each holder of Multiple Voting Shares has one vote in respect of each Multiple Voting Share held. A special resolution means either (a) a resolution approved by two-thirds of the votes cast on the resolution at a properly called meeting of the shareholders, or (b) a resolution approved in writing by all of the shareholders holding shares that carry the right to vote on the matter at a shareholders meeting. Special rights and restrictions of the Multiple Voting Shares consist of the following special rights and restrictions included in Article 29 of the Articles and summarized herein: (i) Voting, (ii) Alteration to Rights of Multiple Voting Shares, (iii) Dividends, (iv) Liquidation, Dissolution or Winding-Up, (v) Rights to Subscribe; Pre-Emptive Rights and (vi) Conversion.
Dividends. Holders of Multiple Voting Shares have the right to receive dividends, out of any cash or other assets legally available therefor, pari passu (on an as converted basis, assuming conversion of all Multiple Voting Shares into Subordinate Voting Shares at the conversion ratio) as to dividends and any declaration or payment of any dividend on the Subordinate Voting Shares. No dividend may be declared or paid on the Multiple Voting Shares unless we simultaneously declare or pay, as applicable, equivalent dividends (on an as-converted to Subordinate Voting Share basis) on the Subordinate Voting Shares.
Liquidation, Dissolution or Winding-Up. In the event of the liquidation, dissolution or winding-up of Trulieve, whether voluntary or involuntary, or in the event of any other distribution of our assets among our shareholders for the purpose of winding up our affairs, holders of Multiple Voting Shares, subject to the prior rights of the holders of any shares ranking in priority to the Multiple Voting Shares, are entitled to participate ratably along with all other holders of Multiple Voting Shares (on an as-converted to Subordinate Voting Share basis) and Subordinate Voting Shares.
Rights to Subscribe; Pre-Emptive Rights. Holders of Multiple Voting Shares are not entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of Subordinate Voting Shares, or bonds, debentures or other securities now or in the future.
Conversion. Subject to the conversion restrictions described below, holders of Multiple Voting Shares Holders have the following conversion rights:
i.Right to Convert. Each Multiple Voting Share is convertible, at the option of the holder thereof, at any time after the date of issuance of such share, into such number of fully paid and non-assessable Subordinate Voting Shares as is determined by multiplying the number of Multiple Voting Shares by the conversion ratio applicable to such share in effect on the date the Multiple Voting Share is surrendered for conversion. The initial “conversion ratio” for Multiple Voting Shares is 100 Subordinate Voting Shares for each Multiple Voting Share, subject to adjustment as described below.
ii.Conversion Limitations. The Company is to use commercially reasonable efforts to maintain its status as a “foreign private issuer” (as determined in accordance with Rule 3b-4 under the Exchange Act). Accordingly, the Company shall not affect any conversion of Multiple Voting Shares, and holders of Multiple Voting Shares may not convert any portion of the Multiple Voting Shares to the extent that after giving effect to all permitted issuances after such conversions of Multiple Voting Shares, the aggregate number of Subordinate Voting Shares and Multiple Voting Shares held of record, directly or indirectly, by U.S. Residents would exceed 40% (the “40% Threshold”) of the aggregate number of Subordinate Voting Shares and Multiple Voting Shares issued and outstanding after giving effect to such conversions (the “FPI Protective Restriction”); provided the board of directors may, by resolution, increase the 40% Threshold to an amount not to exceed 50%. We previously ceased to qualify as a foreign private issuer when the aggregate number of Subordinate Voting Shares and Multiple Voting Shares held of record, directly or indirectly, by U.S. Residents exceeded 50% of the aggregate number of Subordinate Voting Shares and Multiple Voting Shares issued and outstanding. Because the 40% Threshold has been exceeded and the Company ceased to qualify as a foreign private issuer, the Company’s board of directors adopted a resolution in June 2020 permitting Multiple Voting Shares to convert into Subordinate Voting Shares at the election of each holder of Multiple Voting Shares.
iii.Mandatory Conversion. We may require each holder of Multiple Voting Shares to convert all, and not less than all, the Multiple Voting Shares at the applicable conversion ratio if at any time all the following conditions are satisfied (or otherwise waived by special resolution of holders of Multiple Voting Shares):
a.the Subordinate Voting Shares issuable upon conversion of all the Multiple Voting Shares are registered for resale and may be sold by the holder thereof pursuant to an effective registration statement and/or prospectus covering the Subordinate Voting Shares under the United States Securities Act of 1933, as amended;
b.the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; and
c.the Subordinate Voting Shares are listed or quoted (and are not suspended from trading) on a recognized North American stock exchange or by way of reverse takeover transaction on the Toronto Stock Exchange, the TSX Venture Exchange, the CSE or Aequitas NEO Exchange (or any other stock exchange recognized as such by the Ontario Securities Commission).
Because we are not registering for resale the Subordinate Voting Shares issuable upon conversion of all of the Multiple Voting Shares, we do not currently plan to require each holder of Multiple Voting Shares to convert their Multiple Voting Shares into Subordinate Voting Shares. Following any mandatory conversion of the Multiple Voting Shares, there will be a substantial increase in the number of outstanding Subordinate Voting Shares, which will result in dilution to existing holders of our Subordinate Voting Shares.
iv.Anti-Dilution. The Multiple Voting Shares are subject to standard anti-dilution adjustments in the event the Company declares a distribution to holders of Subordinate Voting Shares, effects a recapitalization of the Subordinate Voting Shares, issues Subordinate Voting Shares as a dividend or other distribution on outstanding Subordinate Voting Shares, or subdivides or consolidates the outstanding Subordinate Voting Shares. In the event such an anti-dilution adjustment occurs, it shall be effected by adjusting the conversion ratio applicable to the Multiple Voting Shares at such time. As a result, holders of Multiple Voting Shares shall be entitled to (i) a proportionate share of any distribution as though they were holders of the number of Subordinate Voting Shares into which their Multiple Voting Shares are convertible as of the record date fixed for determination of the holders of Subordinate Voting Shares entitled to receive such distribution and (ii) receive, upon conversion of Multiple Voting Shares, the number of Subordinate Voting Shares or other securities or property of the Company or otherwise, to which a holder of Subordinate Voting Shares deliverable upon conversion would have been entitled in connection with a recapitalization or stock split.
v.No Fractional Shares and Certificate as to Adjustments. No fractional Subordinate Voting Shares shall be issued upon the conversion of any share or shares of Multiple Voting Shares and the number of Subordinate Voting Shares to be issued shall be rounded up to the nearest whole Subordinate Voting Share.
Super Voting Shares
We have no Super Voting Shares outstanding. All of our outstanding Super Voting Shares automatically converted into Multiple Voting Shares on March 21, 2021 and, following that conversion, we may not issue additional Super Voting Shares.
Transfer Agent and Registrar
The transfer agent and registrar for our Subordinate Voting Shares and Multiple Voting Shares is Odyssey Trust Company.

DESCRIPTION OF DEBT SECURITIES
As used in this section only, references to “we,” “our” and “us” refer to Trulieve Cannabis Corp., as the case may be, as the issuer of the applicable series of debt securities and not to any subsidiaries, unless the context requires otherwise. The following description, together with the additional information we include in the applicable prospectus supplement or any applicable free writing prospectus, sets forth certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus, including the terms of any related guarantees. We will also indicate in the prospectus supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series. Any debt securities offered by means of this prospectus will be issued under an indenture, as amended or supplemented from time to time (the “Indenture”), between us and such trustee (as defined below) as we may appoint. A form of the Indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and will be filed with the securities commissions or similar authorities in Canada when it is entered into.
General
The description of certain provisions of the Indenture in this section do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture. Terms used in this summary that are not otherwise defined herein have the meaning ascribed to them in the Indenture. The particular terms relating to debt securities offered by a prospectus supplement will be described in the related prospectus supplement. This description may include, but may not be limited to, any of the following, if applicable:
•the specific designation of the debt securities; any limit on the aggregate principal amount of the debt securities; the date or dates, if any, on which the debt securities will mature and the portion (if less than all of the principal amount) of the debt securities to be payable upon declaration of acceleration of maturity;
•the rate or rates (whether fixed or variable) at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue and on which any such interest will be payable and the record dates for any interest payable on the debt securities that are in registered form;
•the terms and conditions under which we may be obligated to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provisions or otherwise;
•the terms and conditions upon which we may redeem the debt securities, in whole or in part, at our option;
•the covenants applicable to the debt securities;
•the terms and conditions for any conversion or exchange of the debt securities for any other securities;
•the extent and manner, if any, to which payment on or in respect of the debt securities of the series will be senior or will be subordinated to the prior payment of our other liabilities and obligations;
•whether the debt securities will be secured or unsecured;
•whether the debt securities will be issuable in registered form or bearer form or both, and, if issuable in bearer form, the restrictions as to the offer, sale and delivery of the debt securities which are in bearer form and as to exchanges between registered form and bearer form;

•whether the debt securities will be issuable in the form of registered global securities (“Global Securities”), and, if so, the identity of the Depositary (as defined below) for such registered Global Securities;
•the denominations in which registered debt securities will be issuable, if other than denominations of $1,000, integral multiples of $1,000 and the denominations in which bearer debt securities will be issuable, if other than $5,000;
•each office or agency where payments on the debt securities will be made and each office or agency where the debt securities may be presented for registration of transfer or exchange;
•each office or agency where payments on the debt securities will be made and each office or agency where the debt securities may be presented for registration of transfer or exchange;
•material Canadian federal income tax consequences and United States federal income tax consequences of owning the debt securities;
•any index, formula or other method used to determine the amount of payments of principal (and premium, if any) or interest, if any, on the debt securities; and
•any other terms, conditions, rights or preferences of the debt securities which apply solely to the debt securities.
Each series of debt securities may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Each series of debt securities may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary.
The terms on which a series of debt securities may be convertible into or exchangeable for Subordinate Voting Shares, Multiple Voting Shares or other securities will be described in the applicable prospectus supplement. These terms may include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of Subordinate Voting Shares, Multiple Voting Shares or other securities to be received by the holders of such series of debt securities would be subject to adjustment.
To the extent any debt securities are convertible into Subordinate Voting Shares, Multiple Voting Shares or other securities, prior to such conversion the holders of such debt securities will not have any of the rights of holders of the securities into which the debt securities are convertible, including the right to receive payments of dividends or the right to vote such underlying securities.
Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of Odyssey Trust Company (the “Depositary”) or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. To permit registrations of transfers and exchanges, the trustee will authenticate debt securities pursuant to the terms and conditions of the Indenture.

Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.
Governing Law
The Indenture, the debt securities and any guarantees will be governed by, and construed in accordance with, the laws of the State of New York. Notwithstanding the preceding sentence, the exercise, performance or discharge by the Canadian trustee of any of its rights, powers, duties or responsibilities hereunder shall be construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable thereto.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of our Subordinate Voting Shares or Multiple Voting Shares. Warrants may be issued independently or together with any of the other securities offered by this prospectus that are offered by any prospectus supplement and may be attached to or separate from the securities offered by this prospectus. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The statements made in this section relating to the warrants are summaries only. These summaries are not complete. When we issue warrants, we will provide the specific terms of the warrants in a prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.
The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:
•the title of the warrants;
•the aggregate number of the warrants;
•the price or prices at which the warrants will be issued;
•the designation, number and terms of the securities purchasable upon exercise of the warrants;
•the designation and terms of the other securities offered by this prospectus with which the warrants are issued and the number of the warrants issued with each security offered by this prospectus;
•the date, if any, on and after which the warrants and the related securities will be separately transferable;
•the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;
•the date on which the right to exercise the warrants will commence and the date on which that right will expire;
•the minimum or maximum amount of the warrants which may be exercised at any one time;
•information with respect to book-entry procedures, if any;
•a discussion of federal income tax considerations; and
•any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF RIGHTS
We may issue rights to our shareholders to purchase shares of our Subordinate Voting Shares or other securities. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The statements made in this section relating to the rights are summaries only. These summaries are not complete. When we issue rights, we will provide the specific terms of the rights and the applicable rights agreement in a prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement. For more detail, we refer you to the applicable rights agreement itself, which we will file as an exhibit to, or incorporate by reference in, the registration statement.
The applicable prospectus supplement will describe the terms of the rights in respect of which this prospectus is being delivered, including, where applicable, the following:
•the date of determining the shareholders entitled to the rights distribution;
•the aggregate number of shares of our Subordinate Voting Shares or other securities purchasable upon exercise of the rights;
•the exercise price;
•the aggregate number of rights issued;
•the date, if any, on and after which the rights will be separately transferable;
•the date on which the right to exercise the rights will commence, and the date on which the right will expire;
•a discussion of federal income tax considerations; and
•any other material terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.
Exercise of Rights
Each right will entitle the holder of rights to purchase for cash the principal amount of shares of our Subordinate Voting Shares or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.
Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of Subordinate Voting Shares or other securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS
We may issue units consisting of two or more other constituent securities. These units may be issuable, and for a specified period of time may be transferable, as a single security only, rather than as the separate constituent securities comprising such units. The statements made in this section relating to the units are summaries only. These summaries are not complete. When we issue units, we will provide the specific terms of the units in a prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.
The applicable prospectus supplement will describe the terms of the units in respect of which this prospectus is being delivered, including, where applicable, the following:
•the title of any series of units;
•identification and description of the separate constituent securities comprising the units;
•the price or prices at which the units will be issued;
•the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•information with respect to any book-entry procedures;
•the date on which the right to exercise the rights will commence, and the date on which the right will expire;
•a discussion of federal income tax considerations; and
•any other terms of the units and their constituent securities.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a general summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of (i) Warrants and (ii) Subordinate Voting Shares, Multiple Voting Shares, and Super Voting Shares (“Shares”) that are applicable to U.S. Holders and certain Non-U.S. Holders (as defined below), that own Warrants or Shares. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated under the Code (“Treasury Regulations”), administrative pronouncements or practices and judicial decisions, all as of the date hereof. Future legislative, judicial, or administrative modifications, revocations, or interpretations, which may or may not be retroactive, may result in U.S. federal income tax consequences significantly different from those discussed herein. This discussion is not binding on the IRS. No ruling has been or will be sought or obtained from the IRS with respect to any of the U.S. federal tax consequences discussed herein. There can be no assurance that the IRS will not challenge any of the conclusions described herein or that a U.S. court will not sustain such a challenge. This summary assumes that the Warrants and Shares are held as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment), in the hands of the holder at all relevant times.
This summary does not address U.S. federal income tax consequences to holders subject to special rules, including holders that (i) are banks, financial institutions, or insurance companies; (ii) are regulated investment companies or real estate investment trusts; (iii) are brokers, dealers, or traders in securities or currencies; (iv) are tax-exempt organizations; (v) hold the Warrants or Shares as part of hedges, straddles, constructive sales, conversion transactions, or other integrated investments; (vi) acquire the Warrants or Shares as compensation for services or through the exercise or cancellation of employee stock options or warrants; (vii) have a functional currency other than the U.S. dollar; (viii) are U.S. expatriates, or (ix) hold their Shares subject to Section 1061 of the Code. In addition, this discussion does not address any U.S. federal estate, gift, or other non-income tax, or any state, local, or non-U.S. tax consequences of the ownership and disposition of the Warrants or Shares or the impact of the alternative minimum tax.
If an entity classified as a partnership for U.S. federal income tax purposes holds the Warrants or Shares, the U.S. federal income tax treatment of a partner in such partnership generally will depend on the status of such partner and on the activities of the partner and the partnership. A person that is a partner of an entity classified as a partnership for U.S. federal income tax purposes where such entity holds the Warrants or Shares is urged to consult its tax advisor.
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE PURCHASERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX RULES TO THEIR PARTICULAR CIRCUMSTANCES AS WELL AS THE STATE, LOCAL, AND NON-U.S. TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF WARRANTS OR SHARES.
U.S. Holders
The discussion in this section is addressed to a holder of Warrants or Shares that is a “U.S. Holder” for U.S. federal income tax purposes. As used herein, “U.S. Holder” means a beneficial owner of Warrants or Shares that is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States; (ii) a corporation created or organized under the laws of the United States or any political subdivision thereof, including any State thereof and the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust that (a) is subject to the primary jurisdiction of a court within the United States and for which one or more U.S. persons have authority to control all substantial decisions or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.
Tax Classification of Trulieve as a U.S. Domestic Corporation
A corporation is generally considered for U.S. federal income tax purposes to be a tax resident in the jurisdiction of its organization or incorporation. Accordingly, under the generally applicable U.S. federal income tax rules, Trulieve, which is incorporated under the laws of Canada, would be classified as a non-U.S. corporation (and, therefore, not a U.S. tax resident) for U.S. federal income tax purposes. However, Section 7874 of the Code, provides an exception to this general rule, under which a non-U.S. incorporated entity may, in certain circumstances, be treated as a U.S. corporation for U.S. federal income tax purposes. These rules are complex and there is limited guidance regarding their application.
Under Section 7874, a corporation created or organized outside the United States (i.e., a non-U.S. corporation) will nevertheless be treated as a U.S. corporation for U.S. federal income tax purposes (and, therefore, as a U.S. tax resident subject to U.S. federal income tax on its worldwide income) if each of the following three conditions are met: (i) the non-U.S. corporation, directly or indirectly, acquires substantially all of the properties held directly or indirectly by a U.S. corporation or partnership (including through the acquisition of all of the outstanding shares or interests of the U.S. corporation or partnership (including a limited liability company classified as a partnership)); (ii) the non-U.S. corporation’s “expanded affiliated group” does not have “substantial business activities” in the non-U.S. corporation’s country of organization or incorporation and tax residence relative to the expanded affiliated group’s worldwide activities; and (iii) after the acquisition, the former shareholders or owners of the acquired U.S. corporation or partnership hold at least 80% (by either vote or value) of the shares of the non-U.S. acquiring corporation by reason of holding shares or interest in the U.S. acquired corporation or partnership (taking into account the receipt of the non-U.S. corporation’s shares in exchange for the U.S. corporation’s or partnership’s shares or interests) as determined for purposes of Section 7874 (this test is referred to as the “80% ownership test”).
For purposes of Section 7874, Trulieve believes that the three conditions described above have been met by reason of the RTO, and Trulieve has taken the position that it is treated as a U.S. domestic corporation for U.S. federal income tax purposes. A number of significant and complicated U.S. federal income tax consequences may result from such classification, and this summary does not attempt to describe all such U.S. federal income tax consequences. Section 7874 of the Code and the Treasury Regulations promulgated thereunder do not address all the possible tax consequences that arise from Trulieve being treated as a U.S. domestic corporation for U.S. federal income tax purposes. Accordingly, there may be additional or unforeseen U.S. federal income tax consequences to Trulieve and the holders of its Shares or Warrants that are not discussed in this summary. If Trulieve were to be treated as a non-U.S. corporation for U.S. federal income tax purposes, it could be subject to substantial liability for additional U.S. income taxes, including both U.S. federal corporate income tax and a branch profits tax.
Generally, Trulieve will be subject to U.S. federal income tax on its worldwide taxable income (regardless of whether such income is “U.S. source” or “foreign source”) and will be required to file a U.S. federal income tax return annually with the IRS. Trulieve is also subject to tax in Canada. It is unclear how the foreign tax credit rules under the Code will operate in certain circumstances, given the treatment of Trulieve as a U.S. domestic corporation for U.S. federal income tax purposes and the taxation of Trulieve in Canada. Accordingly, it is possible that Trulieve will be subject to double taxation with respect to all or part of its taxable income. It is anticipated that such U.S. and Canadian tax treatment will continue indefinitely and that the Shares will be treated indefinitely as shares in a U.S. domestic corporation for U.S. federal income tax purposes, notwithstanding future transfers.
Tax Considerations for U.S. Holders
Exercise, Sale, Redemption or Expiration of Warrant
Generally, no U.S. federal income tax will be imposed upon the U.S. Holder of a Warrant upon exercise of such Warrant to acquire Shares. A U.S. Holder’s tax basis in a Warrant will generally be the amount of the purchase price that was paid for or allocated to the Warrant. Upon exercise of a Warrant, the tax basis of the Shares acquired thereby would be equal to the sum of the tax basis of the Warrant in the hands of the U.S. Holder plus the exercise price paid, and the holding period of the Shares would begin on the date following the date that the Warrant is exercised (or possibly the date of exercise) and will not include the period during which the U.S. Holder held the Warrant.
In general, if you are a U.S. Holder of a Warrant, you will recognize gain or loss upon the sale or other taxable disposition of the Warrant (provided that the Shares to be issued on the exercise of such Warrant would have been a capital asset within the meaning of Section 1221 of the Code if acquired by the U.S. Holder) in an amount equal to the difference between the amount realized on the sale and your adjusted tax basis in the Warrant. If a Warrant lapses without exercise, the U.S. Holder will generally realize a capital loss equal to its tax basis in the Warrant.

Prospective U.S. Holders should consult their tax advisors regarding the tax consequences of acquiring, holding, exercising and disposing of Warrants.
Distributions
Trulieve does not anticipate declaring or paying dividends to holders of Shares in the foreseeable future. However, if Trulieve decides to make any such distributions, such distributions with respect to Shares will be taxable as dividend income when paid to the extent of Trulieve’s current or accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that the amount of a distribution with respect to the Trulieve Shares exceeds its current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis in the Shares, and thereafter as a capital gain which will be a long-term capital gain if the U.S. Holder has held such stock at the time of the distribution for more than one year. Distributions on the Shares constituting dividend income paid to U.S. Holders that are U.S. corporations may qualify for the dividends received deduction, subject to various limitations. Distributions on the Shares constituting dividend income paid to U.S. Holders that are individuals may qualify for the reduced rates applicable to qualified dividend income, provided applicable holding periods are met.
Sale or Redemption
A U.S. Holder will generally recognize capital gain or loss on a sale, exchange, redemption (other than a redemption that is treated as a dividend) or other disposition of the Shares equal to the difference between the amount realized upon the disposition and the U.S. Holder’s adjusted tax basis in the Shares so disposed. Such capital gain or loss will be a long-term capital gain or loss if the U.S. Holder’s holding period for the Shares disposed of exceeds one year at the time of disposition. Long-term capital gains of non-corporate taxpayers are generally taxed at a lower maximum marginal tax rate than the maximum marginal tax rate applicable to ordinary income. The deductibility of net capital losses by individuals and corporations is subject to limitations.
Additional Tax on Net Investment Income
Certain U.S. Holders that are individuals, estates and trusts are required to pay a 3.8 percent tax on “net investment income” (or in the case of an estate or trust, “undistributed net investment income”), which generally includes, among other things, dividends on, and capital gains from the sale or other disposition of, stock and securities, subject to certain limitations and exceptions. You are urged to consult your own tax advisors regarding the applicability of this additional tax to your ownership and disposition of Shares and Warrants.
Foreign Tax Credit Limitations
Because Trulieve is subject to tax both as a U.S. domestic corporation and as a Canadian corporation, a U.S. Holder may pay, through withholding, Canadian tax, as well as U.S. federal income tax, with respect to dividends paid on its Shares. As noted above, Trulieve does not anticipate declaring or paying dividends to holders of Shares in the foreseeable future. For U.S. federal income tax purposes, a U.S. Holder may elect for any taxable year to receive either a credit or a deduction for all foreign income taxes paid by the holder during the year. Complex limitations apply to the foreign tax credit, including a general limitation that the credit cannot exceed the proportionate share of a taxpayer’s U.S. federal income tax that the taxpayer’s foreign source taxable income bears to the taxpayer’s worldwide taxable income. In applying this limitation, items of income and deduction must be classified, under complex rules, as either foreign source or U.S. source. The status of Trulieve as a U.S. domestic corporation for U.S. federal income tax purposes will cause dividends paid by Trulieve to be treated as U.S. source rather than foreign source income for this purpose. As a result, a foreign tax credit may be unavailable for any Canadian tax paid on dividends received from Trulieve. Similarly, to the extent a sale or disposition of Warrants or Shares by a U.S. Holder results in Canadian tax payable by the U.S. Holder (for example, because the Warrants or Shares constitute taxable Canadian property within the meaning of the Tax Act), a U.S. foreign tax credit may be unavailable to the U.S. Holder for such Canadian tax. In each case, however, the U.S. Holder may be able to take a deduction for the U.S. Holder’s Canadian tax paid, provided that the U.S. Holder has not elected to credit other foreign taxes during the same taxable year. The foreign tax credit rules are complex, and each U.S. Holder should consult its own tax advisor regarding these rules.

Foreign Currency
The amount of any distribution paid to a U.S. Holder in foreign currency, or the amount of proceeds paid in foreign currency on the sale, exchange or other taxable disposition of Warrants or Shares, generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). A U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who converts or otherwise disposes of the foreign currency after the date of receipt may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method of tax accounting. Each U.S. Holder should consult its own U.S. tax advisors regarding foreign currency exchange gains or losses.
Information Reporting and Backup Withholding
Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of Warrants or Shares payable to a U.S. Holder that is not an exempt recipient, such as a corporation. Certain U.S. Holders may be subject to backup withholding with respect to the payment of dividends on Shares and to certain payments of proceeds on the sale or redemption of Warrants or Shares unless such U.S. Holders provide proof of an applicable exemption or a correct taxpayer identification number, and otherwise comply with applicable requirements of the backup withholding rules.
Any amount withheld under the backup withholding rules from a payment to a U.S. Holder is allowable as a credit against such U.S. Holder’s U.S. federal income tax, which may entitle the U.S. Holder to a refund, provided that the U.S. Holder timely provides the required information to the IRS. Moreover, certain penalties may be imposed by the IRS on a U.S. Holder who is required to furnish information but does not do so in the proper manner. U.S. Holders should consult their tax advisors regarding the application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury Regulations.
Non-U.S. Holders
The discussion in this section is addressed to holders of Warrants and Shares that are “Non-U.S. Holders” that do not hold Warrants or Shares in connection with the conduct of a trade or business in the United States. For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of Warrants or Shares that is neither a “U.S. Holder” nor an entity treated as a partnership for U.S. federal income tax purposes.
Tax Considerations for Non-U.S. Holders
Exercise, Sale or Redemption of Warrant
Generally, no U.S. federal income tax will be imposed upon the Non-U.S. Holder of a Warrant upon exercise of such Warrant to acquire Shares. A Non-U.S. Holder’s tax basis in a Warrant will generally be the amount of the purchase price that was paid for or allocated to the Warrant. Upon exercise of a Warrant, the tax basis of the Shares acquired thereby would be equal to the sum of the tax basis of the Warrant in the hands of the Non-U.S. Holder plus the exercise price paid, and the holding period of the Shares would begin on the date following the date that the Warrant is exercised (or possibly the date of exercise) and will not include the period during which the Non-U.S. Holder held the Warrant.
In general, if you are a Non-U.S. Holder of a Warrant, the tax consequences of the sale or redemption of a Warrant should be the same as described below under “—Sale or Redemption” related to the sale or redemption of Shares.
Prospective Non-U.S. Holders should consult their tax advisors regarding the tax consequences of acquiring, holding, exercising and disposing of Warrants.

Distributions
Generally, distributions treated as dividends as described above under “Tax Considerations for U.S. Holders—Distributions” paid to a Non-U.S. Holder of Shares will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E, or other applicable documentation, certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation for a reduced treaty rate, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
Sale or Redemption
Subject to the discussions below under “—Information Reporting and Backup Withholding” and “—Additional Withholding Tax on Payments Made to Foreign Accounts”, a Non-U.S. Holder will generally not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of Shares unless:
•the Non-U.S. Holder is a non-resident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or
•Shares constitute a U.S. real property interest, or USRPI, by reason of Trulieve’s status as a U.S. real property holding corporation, or USRPHC, for U.S. federal income tax purposes.
Gain described in the first bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
With respect to the second bullet point above, Trulieve believes it currently is not, and does not anticipate becoming, a United States real property holding corporation (“USRPHC”). Because the determination of whether Trulieve is a USRPHC depends, however, on the fair market value of Trulieve’s United States real property interests (“USRPIs”) relative to the fair market value of Trulieve’s non-U.S. real property interests and other business assets, there can be no assurance Trulieve currently is not a USRPHC or will not become one in the future. Even if Trulieve is or were to become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of Shares will not be subject to U.S. federal income tax if the Shares are “regularly traded”, as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. Holder owned, actually and constructively, 5% or less of the Shares throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.
Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.
Information Reporting and Backup Withholding
Payments of dividends on the Shares will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. Holder status, such as by furnishing a valid IRS Form W-8BEN or W-8BEN-E, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on the Shares paid to a Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of the Warrants or Shares within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of Warrants or Shares conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Additional Withholding Tax on Payments Made to Foreign Accounts
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or gross proceeds from the sale or other disposition of, the Shares paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners”, as defined in the Code, or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on the Shares. While withholding under FATCA would have also applied to payments of gross proceeds from the sale or other disposition of the Warrants and Shares on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.
Investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in Warrants or Shares.

PLAN OF DISTRIBUTION
We may sell the securities from time to time pursuant to underwritten public offerings, “at-the-market” offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through one or more underwriters or dealers (acting as principal or agent), through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:
•at a fixed price or prices, which may be changed;
•at market prices prevailing at the time of sale;
•at prices related to such prevailing market prices; or
•at negotiated prices.
A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:
•the name or names of the underwriters, dealers or agents, if any;
•the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;
•any over-allotment or other options under which underwriters may purchase additional securities from;
•any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•any public offering price;
•any discounts or concessions allowed or reallowed or paid to dealers; and
•any securities exchange or market on which the securities may be listed.
Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.
If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. If a dealer is used in the sale of securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transaction. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.
We may use underwriters, dealers or agents with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, dealer or agent, the nature of any such relationship.
We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions payable to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.
We may provide agents, underwriters and dealers with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or dealers may make with respect to these liabilities. Agents, underwriters and dealers, or their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business.
All securities we may offer, other than Subordinate Voting Shares, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.
Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
In compliance with guidelines of the Financial Industry Regulatory Authority (“FINRA”), the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and the applicable prospectus supplement.

LEGAL MATTERS
The validity of the securities being offered hereby and certain legal matters in connection with this offering relating to Canadian law will be passed upon for us by DLA Piper (Canada) LLP. Certain legal matters in connection with this offering relating to U.S. law will be passed upon for us by Fox Rothschild LLP.
EXPERTS
The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K of Trulieve for the year ended December 31, 2024, have been audited by WithumSmith+Brown, PC, an independent registered public accounting firm, as stated in their report incorporated by reference herein and included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.
The financial statements for the years ended December 31, 2023 and 2022, appearing in the Annual Report on Form 10-K of Trulieve for the year ended December 31, 2024, have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report incorporated by reference herein and included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly, and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s web site at http://www.sec.gov. Our SEC filings are also available by accessing our website at www.trulieve.com; however, the information located on, or accessible from, our website is not, and should not be deemed to be, part of this prospectus, the applicable prospectus supplement or any applicable free writing prospectus or incorporated into any other filing that we submit to the SEC.
Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance, reference is made to the copy of that contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by that reference and the exhibits and schedules thereto. For further information about us and the securities offered by this prospectus, you should refer to the registration statement and such exhibits and schedules which may be obtained as described in the previous paragraph.
INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We incorporate by reference the documents listed below and any future documents that we file with the SEC (excluding any portion of such documents that are furnished and not filed with the SEC) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) on and after the date of the initial filing of the registration statement of which this prospectus is a part prior to the effectiveness of the registration statement, (2) prior to the effectiveness of the registration statement of which this prospectus is a part, and (3) after the date of effectiveness of this prospectus until the offering of the underlying securities is terminated; provided, however, we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K:
•our Annual Report on Form 10-K for our fiscal year ended December 31, 2024, filed with the SEC on February 27, 2025;

•the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024 from the Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2025;
•our Quarterly Report on Form 10-Q for our quarter ended March 31, 2025, filed with the SEC on May 7, 2025;
•our Current Reports on Form 8-K (in each case except with respect to Item 7.01) filed with the SEC on February 27, 2025, March 7, 2025, May 7, 2025 and June 13, 2025.
•the description of our Subordinate Voting Shares contained in our Registration Statement on Form 8-A, registering our Subordinate Voting Shares under Section 12(b) under the Exchange Act, filed with the SEC on February 2, 2021.
You may request a copy of these filings, at no cost, by writing or telephoning us at the following address: Trulieve Cannabis Corp., 6749 Ben Bostic Road, Quincy, Florida 32351 or (850) 298-8866.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.    Other Expenses of Issuance and Distribution.
The following table sets forth the costs and expenses of the sale and distribution of the securities being registered, all of which will be paid by the registrant.

SEC registration fee	$	*
Listing fee		**
Legal fees and expenses		**
Trustee and transfer agent fees		**
Accounting fees and expenses		**
Printing and engraving fees		**
Miscellaneous		**
Total	$	**
__________________
*The payment of filing fees is deferred pursuant to Rules 456(b) and 457(r) under the Securities Act.
**    Estimated expenses are not presently known. Estimated fees and expenses associated with future offerings will be provided in the applicable prospectus supplement.
Item 15.    Indemnification of Directors and Officers.
Under the Business Corporations Act (British Columbia) (the “BCBCA”) the registrant may indemnify a director or officer, a former director or officer, or an individual who acts or acted as a director or officer of an affiliate of the Registrant, or at the Registrant’s request as a director or officer (or in a similar capacity) of another corporation or other legal entity, against all judgments, penalties or fines awarded or imposed in, or amounts paid in settlement of, any legal proceeding or investigative action, whether current, threatened, pending or completed, in which such individual or any of his or her heirs and personal or other legal representatives is or may be joined as a party, or is or may liable for in respect of a judgment, penalty or fine in, or expenses related to such legal proceeding or investigative action because of serving in such capacity, on condition that (i) the individual acted honestly and in good faith with a view to the best interests of the Registrant or such other corporation or legal entity, and (ii) in the case of such a proceeding or investigative action other than a civil proceeding, the individual had reasonable grounds for believing that his or her conduct was lawful. The Registrant may also indemnify a person described above in respect of all costs, charges and expenses, including legal and other fees, actually and reasonably incurred by such person in respect of such a legal proceeding or investigative action, providing such person complies with (i) and (ii) above. The Registrant may provide indemnification in respect of such costs, charges and expenses after the final disposition of such legal proceeding or investigative action, and may pay such costs, charges and expenses as they are incurred in advance of such final disposition, provided it obtains a written undertaking that such person will repay the amounts advanced if it is ultimately determined that the individual did not comply with (i) and (ii) above. Under the BCBCA, an individual described above is entitled to indemnification from the Registrant in respect of such costs, charges and expenses after the final disposition of such legal proceeding or investigative action as a matter of right if the individual has not been reimbursed for such costs, charges and expenses and is wholly successful in the outcome of such legal proceeding or investigative action, or is substantially successful on the merits thereof, providing such individual complies with (i) and (ii) above. On application of the Registrant or an individual described above, the Supreme Court of British Columbia may order the Registrant to indemnify a person described above in respect of any liability incurred by such person in respect of such a legal proceeding or investigative action, and to pay some or all of the expenses incurred by such individual in respect of such legal proceeding or investigative action.
In accordance with the BCBCA, the Articles of the Registrant provide that the Registrant must indemnify a person named above, and such person’s heirs and legal personal representatives, against all judgments, penalties or fines awarded or imposed in, or amounts paid in settlement of, any legal proceeding or investigative action, whether current, threatened or completed, which such individual or any of his or her heirs and legal personal representatives is or may be joined as a party, or is or may be liable for in respect of a judgment, penalty or fine in, or costs, charges and expenses, including legal and other fees relating to such legal proceeding or investigative action, because of that person having been a director or officer of the Registrant, provided that (i) the individual acted honestly and in good faith with a view to the best interests of the Registrant; and (ii) in the case of such a legal proceeding or investigative action other than a civil proceeding, the person had reasonable grounds for believing that his or her conduct was lawful.
A policy of directors’ and officers’ liability insurance is maintained by the Registrant which insures directors and officers for losses as a result of claims against the directors and officers of the Registrant in their capacity as directors and officers and also reimburses the Registrant for payments made pursuant to the indemnity provisions under the Articles of the Registrant and the BCBCA.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
ITEM 16.    Exhibits.

Exhibit No.	Description

1.1**	Form of Underwriting Agreement, relating to equity securities.

1.2**	Form of Underwriting Agreement, relating to debt securities.

3.1	Articles of Trulieve Cannabis Corp., as amended (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (File No. 333-252052))

4.1	Subordinate Voting Shares Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to Annual Report on Form 10-K for the year ended December 31, 2021 filed March 30, 2022)

4.2
Trust Indenture, dated June 18, 2019, by and between Trulieve Cannabis Corp. and Odyssey Trust Company (incorporated by reference to Exhibit 4.7 to Annual Report on Form 10-K for the year ended December 31, 2021 filed March 30, 2022)

4.3
Warrant Indenture, dated June 18, 2019, by and between Trulieve Cannabis Corp. and Odyssey Trust Company (incorporated by reference to Exhibit 4.8 to Annual Report on Form 10-K for the year ended December 31, 2021 filed March 30, 2022)

4.4
Supplemental Warrant Indenture, dated November 7, 2019, by and between Trulieve Cannabis Corp. and Odyssey Trust Company (incorporated by reference to Exhibit 4.9 to Annual Report on Form 10-K for the year ended December 31, 2021 filed March 30, 2022)

4.5
Supplemental Warrant Indenture, dated December 10, 2020, by and between Trulieve Cannabis Corp. and Odyssey Trust Company (incorporated by reference to Exhibit 4.10 to Annual Report on Form 10-K for the year ended December 31, 2021 filed March 30, 2022)

4.6
Description of Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934 (incorporated by reference to Exhibit 4.11 to the Company's Annual Report on Form 10-K filed with the SEC on March 8, 2023 (File No. 000-56248))

4.7
Supplemental Trust Indenture, dated as of October 6, 2021, between Trulieve Cannabis Corp. and Odyssey Trust Company (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 8, 2021 (File No. 000-56248))

4.8
Supplemental Warrant Indenture, dated as of October 1, 2021, between Trulieve Cannabis Corp., Harvest Health & Recreation, Inc. and Odyssey Trust Company (assumed by Trulieve Cannabis Corp. in connection with Harvest acquisition) (incorporated by reference to Exhibit 4.13 to Annual Report on Form 10-K for the year ended December 31, 2021 filed March 30, 2022)

4.9
Replacement Purchase Warrant to Purchase Subordinate Voting Shares of Trulieve Cannabis Corp., dated October 1, 2021, issued by Trulieve Cannabis Corp. to Russon Holdings Limited (assumed by Trulieve Cannabis Corp. in connection with Harvest acquisition) (incorporated by reference to Exhibit 4.14 to Annual Report on Form 10-K for the year ended December 31, 2021 filed March 30, 2022)

4.10
Form of Warrant to Purchase Subordinate Voting Shares of Harvest Health & Recreation Inc., dated May 10, 2019, issued to Purchasers of 7% Unsecured Convertible Debentures (assumed by Trulieve Cannabis Corp. in connection with Harvest acquisition) (incorporated by reference to Exhibit 4.15 to Annual Report on Form 10-K for the year ended December 31, 2021 filed March 30, 2022)

4.11
Warrant dated April 23, 2020 issued by Harvest Health & Recreation, Inc. to Cumberland Property Leasing, LLC (assumed by Trulieve Cannabis Corp. in connection with Harvest acquisition) (incorporated by reference to Exhibit 4.16 to Annual Report on Form 10-K for the year ended December 31, 2021 filed March 30, 2022)

4.12
Restricted Share Unit Award Agreement dated as of September 15, 2021 by and between Trulieve Cannabis Corp. and Jason B. Pernell Family Trust, as the assignee of Jason Pernell (replaced the Amended and Restated Warrant to Purchase Subordinate Voting Shares of Trulieve Cannabis Corp., dated as of September 21, 2018, by and between Trulieve, Inc. and the Jason B. Pernell Family Trust dated July 31, 2020 (incorporated by reference to Exhibit 4.17 to Annual Report on Form 10-K for the year ended December 31, 2021 filed March 30, 2022))

4.13
Restricted Share Unit Award Agreement dated as of September 15, 2021 by and between Trulieve Cannabis Corp. and Kim Rivers (replaced the Warrant to Purchase Subordinate Voting Shares of Trulieve Cannabis Corp., dated September 21, 2018, by and between Trulieve, Inc. and Kim Rivers) (incorporated by reference to Exhibit 4.18 to Annual Report on Form 10-K for the year ended December 31, 2021 filed March 30, 2022)

4.14+	Form of Indenture

4.15**	Form of Debt Security

4.16**	Form of Depositary Agreement

4.17**	Form of Depositary Receipt

4.18**	Form of Warrant

4.19**	Form of Warrant Agreement

4.20**	Form of Rights Agreement

4.21**	Form of Unit Agreement

5.1+	Opinion of Fox Rothschild LLP

5.2+	Opinion of DLA Piper (Canada) LLP

23.1+	Consent of Fox Rothschild LLP (included in Exhibit 5.1)

23.2+	Consent of DLA Piper (Canada) LLP (included in Exhibit 5.2)

23.3+	Consent of WithumSmith+Brown, PC

23.4+	Consent of Marcum LLP

24.1	Power of Attorney (contained in the signature page of the Form S-3 Registration Statement filed with the Commission on June 30, 2025).

107+	Calculation of Filing Fee Table
__________________
+    Filed herein.
**    To be filed, if necessary, either by amendment to this registration statement or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

ITEM 17.    Undertakings.
The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act to any purchaser:
(A)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section

15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(6)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Florida, on the 30th day of June, 2025.

TRULIEVE CANNABIS CORP.

By:	/s/ Kim Rivers
Name:	Kim Rivers
Title:	Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints each of Kim Rivers and Eric Powers as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.
In accordance with the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this Report has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Name	Title	Date

/s/ Kim Rivers	Director, Chief Executive Officer	June 30, 2025
Kim Rivers	(Principal Executive Officer)

/s/ Ryan Blust	Interim Chief Financial Officer	June 30, 2025
Ryan Blust	(Principal Financial Officer)

/s/ Joy Malivuk	Chief Accounting Officer	June 30, 2025
Joy Malivuk	(Principal Accounting Officer)

/s/ Thad Beshears	Director	June 30, 2025
Thad Beshears

/s/ Peter Healy	Director	June 30, 2025
Peter Healy

/s/ Richard May	Director	June 30, 2025
Richard May

/s/ Thomas Millner	Director	June 30, 2025
Thomas Millner

/s/ Jane Morreau	Director	June 30, 2025
Jane Morreau

/s/ Susan Thronson	Director	June 30, 2025
Susan Thronson